Exhibit 10.3

(Multicurrency--Cross Border)

                                                                  EXECUTION COPY

                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                            dated as of July 28, 2006

Credit Suisse International      and    Wells Fargo Bank, N.A., not in its
                                        individual capacity, but solely as
        ("Party A")                      Master Servicer, on behalf of the
                                            Wells Fargo Mortgage Backed
                                        Securities 2006-10 Trust ("Party B")

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.    Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.    Obligations

(a) General Conditions.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:--

      (i)   in the same currency; and

      (ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

      (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

            (1) promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                  (B) the failure of a representation made by Y pursuant to
                  Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

      (ii)  Liability. If:--

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

            (2) X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) Basic Representations.

      (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

      (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

      (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

      (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

      (ii) any other documents specified in the Schedule or any Confirmation;
      and

      (iii)upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

      (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) Credit Support Default.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

      (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

      (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

      (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

      (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) Transfer to Avoid Termination Event. If either an Illegality under
      Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

      If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

      Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

      (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)( 1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iv) Right to Terminate. If:--

            (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

      (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

      (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) Events of Default. If the Early Termination Date results from an Event of Default:--

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

            Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (ii)Termination Events. If the Early Termination Date results from a Termination Event:--

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties. If there are two Affected Parties:--

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

      If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii)if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or reenactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined;
and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a) (iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                                        Wells Fargo Bank, N.A., not in its
                                        individual capacity, but solely as
                                       Master Servicer, on behalf of Wells
         Credit Suisse                   Fargo Mortgage Backed Securities
         International                            2006-10 Trust

By:/s/ Louis J. Impellizeri              By:/s/ Jennifer L. Richardson
   ----------------------------             --------------------------------
   Name:  Louis J. Impellizeri              Name:  Jennifer L. Richardson
   Title: Authorized Signatory              Title: Assistant Vice President

By:/s/ Vittorio Scialoja
   ---------------------
   Name:  Vittorio Scialoja
   Title: Authorized Signatory

                                                                  EXECUTION COPY

                                    Schedule
                                     to the
                                Master Agreement

                            dated as of July 28, 2006

                                     between

    Credit Suisse International,       and    Wells Fargo Bank, N.A., not in its
 an unlimited company incorporated            individual capacity, but solely as
under the laws of England and Wales            Master Servicer, on behalf of the
        ("Party A")                               Wells Fargo Mortgage Backed
                                                    Securities 2006-10 Trust
                                                           ("Party B")

                                     Part 1
                             Termination Provisions

In this Agreement:

(a) Specified Entity. "Specified Entity" shall have no meaning in relation to Party A or Party B.

(b) Specified Transaction. Specified Transaction will have the meaning specified in Section 14.

(c) Certain Events of Default. The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in Section 14 is deemed to be modified accordingly:

      Section 5(a)(i) (Failure To Pay or Deliver) will apply to Party A and Party B.
      Section 5(a)(ii) (Breach of Agreement) will not apply to Party A or Party
      B.
      Section 5(a)(iii) (Credit Support Default) will not apply to Party A or Party B.
      Section 5(a)(iv) (Misrepresentation) will not apply to Party A or Party B.
      Section 5(a)(v) (Default Under Specified Transaction) will not apply to Party A or Party B.
      Section 5(a)(vi) (Cross Default) will not apply to Party A or Party B.
      Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B.
      Section 5(a)(viii) (Merger Without Assumption) will apply to Party A and Party B.

(d) Termination Events. The "Illegality" provision of Section 5(b)(i), the "Tax Event" provision of Section 5(b)(ii) and the "Tax Event Upon Merger" provision of Section 5(b)(iii) will apply to both Party A and Party B. The "Credit Event Upon Merger" provision of Section 5(b)(iv) will not apply to Party A or Party B.

(e) Automatic Early Termination. The "Automatic Early Termination" provision of
Section 6(a) will not apply to Party A or Party B.

(f) Payments on Early Termination. For the purpose of Section 6(e), the Second Method and Market Quotation will apply.

(g) Termination Currency. "Termination Currency" means United States Dollars.

(h) Additional Termination Event.

      Each of the following shall be an Additional Termination Event:

      (1) Termination of Trust. The termination of the obligations and responsibilities of the parties to the Pooling and Servicing Agreement pursuant to Section 11.01 of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided however, that notwithstanding Section (6)(iv) of the Agreement, both Party A and Party B shall have the right to designate an Early Termination Date with respect to this Additional Termination Event.

      (2) Counterparty Rating Agency Downgrade. If Party A no longer has a long-term credit rating of at least A (or its equivalent) from at least one of the Rating Agencies rating the Wells Fargo Mortgage Backed Securities 2006-10 Trust (the "Certificates") (a "Counterparty Rating Agency Downgrade"), provided that none of the following events shall occur: Party A shall, no later than the 30th day following the Counterparty Rating Agency Downgrade, either (1) obtain a substitute Counterparty that is a bank or other financial institution that has a long-term credit rating of at least A (or its equivalent) from at least one of the Rating Agencies rating the Certificates (the "Counterparty Rating Requirement"), (2) obtain a guaranty of or a contingent agreement of another person that meets the Counterparty Rating Requirement to honor Party A's obligations hereunder, (3) post collateral under the Credit Support Annex attached hereto and made a part hereof, or (4) restore its long-term credit rating to at least A (or its equivalent) from at least one of the Rating Agencies rating the Certificates. As used herein: (i) "Moody's" means Moody's Investors Service, Inc., or any successor nationally recognized statistical rating organization, (ii) "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor nationally recognized statistical rating organization, (iii) "Fitch" means Fitch Ratings, or any successor nationally recognized statistical rating organization, and (iv) "Rating Agency" means Moody's, S&P, or Fitch. Party A shall be the sole Affected Party with respect to this Additional Termination Event.

      (3) Regulation AB 10% Disclosure Requirement. If (A) the Depositor still has a reporting obligation with respect to this Transaction pursuant to Regulation AB (as defined herein) and (B) Party A has not, within 30 days after receipt of a 10% Cap Disclosure Request (as defined herein) complied with the provisions set forth in clauses (ii) and (iii) of Part 5(l) below (provided that if the significance percentage is 10% or more and less than 20% when the 10% Cap Disclosure Request is made or reaches 10% after a 10% Cap Disclosure Request has been made to Party A, Party A must comply with the provisions set forth in clauses (ii) and (iii) of Part 5(l) below within the greater of 5 Calendar Days and 3 Business Days of Party A being informed of the significance percentage reaching 10% or more), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

      (4) Regulation AB 20% Disclosure Requirement. If (A) the Depositor still has a reporting obligation with respect to this Transaction pursuant to Regulation AB and (B) Party A has not, within 30 days after receipt of a 20% Cap Disclosure Request (as defined herein) complied with the provisions set forth in clauses (iv) and (v) of Part 5(l) below (provided that if the significance percentage is 20% or more when the 20% Cap Disclosure Request is made or reaches 20% after a 20% Cap Disclosure Request has been made to Party A, Party A must comply with the provisions set forth in clauses (iv) and (v) of Part 5(l) below within the greater of 5 Calendar Days and 3 Business Days of Party A being informed of the significance percentage reaching 20% or more), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

                                     Part 2

                               Tax Representations

(a) Payer Tax Representations. For the purpose of Section 3(e), Party A and Party B each makes the following representation:

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

      (i) the accuracy of any representation made by the other party pursuant to Section 3(f);

      (ii)  the satisfaction of the agreement of the other party contained in
            Section 4(a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

      (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d);

      provided that it shall not be a breach of this representation where reliance is placed on clause (ii), and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f),

      (i)   Party A makes the following representation to Party B:

            (A) Party A is entering into each Transaction in the ordinary course of its trade as, and is, a recognized UK bank as defined in Section 840A of the UK Income and Corporation Taxes Act of 1988.

            (B) Party A has been approved as a Withholding Foreign Partnership by the US Internal Revenue Service.

            (C) Party A's Withholding Foreign Partnership Employer Identification Number is 98-0330001.

            (D) Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the Internal Revenue Code.

      (ii)  Party B makes no Payee Tax Representations.

                                     Part 3

                         Agreement to Deliver Documents

Each party agrees to deliver the following documents as applicable:

(a) For the purpose of Section 4(a)(i), tax forms, documents or certificates to be delivered are:

Party required to deliver   Form/Document/ Certificate   Date by which to be
document                                                 delivered

Party A                     U.S. Internal Revenue        (i) Before the first
                            Service Form W-8IMY or any   Payment Date under
                            successor forms thereto      this Agreement, such
                                                         form to be updated at
                                                         the beginning of each
                                                         succeeding
                                                         three-calendar-year
                                                         period after the first
                                                         payment date under
                                                         this Agreement, (ii)
                                                         promptly upon
                                                         reasonable demand by
                                                         Party B, and (iii)
                                                         promptly upon learning
                                                         that any such Form
                                                         previously provided by
                                                         Party A has become
                                                         obsolete or incorrect.

(b)   For the purpose of Section 4(a)(ii), other documents to be delivered are:


Party required to deliver   Form/Document/ Certificate   Date by which to be         Covered by Section 3(d)
document                                                 delivered                   Representation
Party A and                 Evidence reasonably          Upon execution this         Yes
Party B                     satisfactory to the other    Agreement and, if
                            party as to the names, true  requested, upon execution
                            signatures and authority of  of any Confirmation
                            the officers or officials
                            signing this Agreement or
                            any Confirmation on its
                            behalf

Party A                     A copy of the annual report  Upon request, as soon as    Yes
                            for such party containing    publicly available
                            audited or certified
                            financial statements for
                            the most recently ended
                            financial year

Party A                     An opinion of counsel to     Upon execution of this      No
                            such party reasonably        Agreement
                            satisfactory in form and
                            substance to the other party
                            covering the enforceability
                            of this Agreement against
                            such party

Party B                     All opinions of counsel to   Upon execution of this      No
                            Party B, delivered as of     Agreement
                            the Closing Date

Party B                     Executed copies of the       Within 15 days of this      No
                            Pooling and Servicing        Agreement.
                            Agreement and such other
                            documents as
                            requested by Party A.

Party B                     Any and all executed         Promptly after the date     No
                            amendments to the Pooling    of execution by Party B.
                            and Servicing Agreement.

                                     Part 4

                                  Miscellaneous

(a) Addresses for Notices. For the purpose of Section 12(a):

Notwithstanding Section 12 (a) of the Agreement, all notices, including those to be given under Section 5 or Section 6 of the Agreement, may be given by facsimile transmission or electronic messaging system.

(i)   (1)   Address for notices or communications to Party A:

            Address:               One Cabot Square             Attention:              (1)    Head of Credit Risk Management;
                                   London E14 4QJ                                       (2)    Global Head of OTC Operations,
                                                                                               Operations Department;
                                                                                        (3)    General Counsel Europe -
                                                                                               Legal and Compliance Department

            Telex No.:      264521                              Answerback:                     CSIN G

            With copies to:

            Address:               Credit Suisse Securities (USA) LLC                          Attention:   Joseph Little
                                   11 Madison Avenue
                                   New York, N.Y.  10010

            Telephone No.:         (212) 325-7892                                              Facsimile No.:   212-742-5181

      (2)   For the purpose of facsimile notices or communications under this
            Agreement:

            Facsimile No.:         +44 (0) 207 888 2686
            Attention:  General Counsel Europe - Legal and Compliance Department

            Telephone number for oral confirmation of receipt of facsimile in legible form:  +44 (0) 207 888 4465
            Designated responsible employee for the purposes of Section 12(a)(iii):  Senior Legal Secretary

            With a copy to:

            Facsimile No. +44 (0) 207 888 3715
            Head of Credit Risk Management

            With a copy to:

            Facsimile No. +44 (0) 207 888 9503
            Global Head of OTC Operations, Operations Department.

(ii)        Address for notices or communications to Party B:

            Address:                       Wells Fargo Bank, N.A.                       Attention:     Client Manager, WFMBS 2006-10
                                           9062 Old Annapolis Road
                                           Columbia, Maryland  21045

            Telephone No.:                 414-884-2000                                 Facsimile No.: 410-715-2380

            (For all purposes.)


(b)         Process Agent. For the purpose of Section 13(c):

            Party A appoints as its Process Agent: Credit Suisse Securities
            (USA) LLC, Eleven Madison Avenue, New York, NY 10010 (Attention:
            General Counsel, Legal and Compliance Department).

            Party B appoints as its Process Agent: Not Applicable.

(c) Offices. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.

(d)         Multibranch Party. For the purpose of Section 10(c):

            Party A is not a Multibranch Party.

            Party B is not a Multibranch Party.

(e)         Calculation Agent. The Calculation Agent is Party A.

(f)         Credit Support Document. Details of any Credit Support Document:

            (i)   With respect to Party A: the ISDA Credit Support Annex

            (ii)  With respect to Party B: Not Applicable

(g)         Credit Support Provider.

            Credit Support Provider means in relation to Party A: Not applicable.

            Credit Support Provider means in relation to Party B: Not applicable.

(h) Governing Law. This Agreement and, to the fullest extent permitted by applicable law, all matters arising out of or relating in any way to this Agreement, will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(i) Netting of Payments. Section 2(c)(ii) of this Agreement will not apply to the Transactions.

(j) Affiliate. Affiliate will have the meaning specified in Section 14, provided that Party B shall be deemed to have no Affiliates.

                                     Part 5

                                Other Provisions

(a) Definitions. Unless otherwise specified in a Confirmation, this Agreement and each Transaction between the parties are subject to the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "2000 Definitions"), and will be governed in all relevant respects by the provisions set forth in the 2000 Definitions, without regard to any amendment to the 2000 Definitions subsequent to the date hereof. The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that references in the 2000 Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for purposes of this Agreement. Terms defined in the Confirmations have the same meanings when used in this Agreement except where otherwise defined.

(b) Independent Reliance. The parties agree to amend Section 3 of this Agreement by the addition of the following provision at the end thereof and marked as subsection (g).

      "(g) Independent Reliance. Party A is entering into this Agreement and will enter into each Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party. Party B is entering into this Agreement and will enter into each Transaction in reliance upon the direction of the Depositor and not upon any view expressed by the other party."

(c) Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:

      "to another account in the same legal and tax jurisdiction as the original account"

(d) Recording of Conversations. Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement whether by one or other or both of the parties and each party hereby consents to such recordings being used as evidence in Proceedings.

(e) Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable by, among other things, the mutual waivers and certifications in this Section.

(f) Pooling and Servicing Agreement.

      (1) Capitalized terms used in this Agreement that are not defined herein and are defined in the pooling and servicing agreement dated July 28, 2006, among Wells Fargo Asset Securities Corporation, as Depositor, HSBC Bank USA, National Association, as Trustee, and Party B, as Master Servicer (the "Pooling and Servicing Agreement") shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

      (2) Notwithstanding any other provision of this Agreement, Party A may not, prior to the date which is one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Certificates, institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Federal, State, or bankruptcy or similar laws. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by the Trust or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against the Trust or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. Party A further acknowledges that Party B's obligations hereunder shall be solely the obligations of the Trust and that recourse in respect of any obligations of Party B hereunder will be limited to assets of the Trust as applied in accordance with the terms of the Pooling and Servicing Agreement and, on exhaustion thereof, all claims against Party B arising from this Agreement or contemplated hereby shall be extinguished.

(g) Transfer. Section 7 is hereby amended to read in its entirety as follows:

Except as stated under Section 6(b)(ii), in this Section 7, and except for the assignment by way of security in favor of the Party B under the Pooling and Servicing Agreement, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that
(i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) with the written consent of Party B, Party A may transfer this Agreement to any Person, including, without limitation, another of Party A's offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee"); provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer.

Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

In addition, Party A may transfer this Agreement without the prior consent of the Trustee, on behalf of Party B, to an affiliate that satisfies the Counterparty Rating Requirement or that has furnished a guarantee of the obligations under this Agreement from a guarantor that that satisfies the Counterparty Rating Requirement.

(h) Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(h) shall not constitute an Event of Default or a Termination Event.

(i) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of the Trust; (ii) the selection of any person performing services for or acting on behalf of Party B or the Trust; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any Prospectus Supplement for the Certificates (other than the description of Party A provided by Party A to the Depositor for inclusion in the Prospectus Supplement), the Pooling and Servicing Agreement, or any other agreements or documents used by any party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of the Trust, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of the Trust's existence.

(j) Commodity Exchange Act. Each party represents to the other party on and as of the date hereof and on each date on which a Transaction is entered into among them that:

      (i) such party is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act (the "CEA");

      (ii) neither this Agreement nor any Transaction has been executed or traded on a "trading facility" as such term is defined in the CEA; and

      (iii) such party is entering into each Transaction in connection with its business or a line of business and the terms of this Agreement and each Transaction have been individually tailored and negotiated.

(k) Master Servicer Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wells Fargo Bank, N.A., not in its individual capacity, but solely as Master Servicer, on behalf of the Wells Fargo Mortgage Backed Securities 2006-10 Trust, in the exercise of the powers and authority conferred upon and vested in it thereunder,
(ii) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of Party B has not been made or intended as a representation, warranty, covenant, undertaking or agreement by Wells Fargo Bank, N.A., in its individual capacity, but is made and intended for the purpose of binding only the assets of the Trust available therefor in accordance with the terms of the Pooling and Servicing Agreement, (iii) nothing herein contained shall be construed as creating any liability on Wells Fargo Bank, N.A., in its individual capacity, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A., in its individual capacity, be liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related document, as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

(l) Compliance with Regulation AB.

      (i) Party A acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the Depositor, acting on behalf of the Wells Fargo Mortgage Backed Securities 2006-10 Trust (the "Issuing Entity"), is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended ("Regulation AB"), to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

      (ii) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to nine (9) percent or more, then the Depositor may request on a Business Day on or after the date of such determination from Party A the same information set forth in Item 1115(b)(1) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent, along with any necessary auditors' consent (such request, a "10% Cap Disclosure Request" and such requested information, subject to the last sentence of this paragraph, is the "10% Cap Financial Disclosure"). Party B or the Depositor shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor's determination that led to the 10% Cap Disclosure Request. The parties hereto further agree that the 10% Cap Financial Disclosure provided to meet the 10% Cap Disclosure Request may be, solely at Party A's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

      (iii) So long as there are reporting obligations with respect to this Transaction under Regulation AB, upon the occurrence of a 10% Cap Disclosure Request, Party A, at its own expense, shall (i) provide the Depositor with the 10% Cap Financial Disclosure, (ii) secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to (A) provide the 10% Cap Financial Disclosure and (B) provide an indemnity to the Depositor, reasonably satisfactory to the Depositor, in relation to the 10% Cap Financial Disclosure or (iii) obtain a guaranty of Party A's obligations under this Agreement from an affiliate of Party A that is able to (A) provide the 10% Cap Financial Disclosure, such that disclosure provided in respect of the affiliate will, in the judgment of counsel to the Depositor, satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide 10% Cap Financial Disclosure and (B) provide an indemnity to the Depositor, reasonably satisfactory to the Depositor, in relation to the 10% Cap Financial Disclosure. If permitted by Regulation AB, any required 10% Cap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.

      (iv) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to nineteen (19) percent or more, then the Depositor may request on a Business Day on or after the date of such determination from Party A the same information set forth in Item 1115(b)(2) of Regulation AB that would have been required if the significance percentage had in fact increased to twenty (20) percent, along with any necessary auditors consent (such request, a "20% Cap Disclosure Request" and such requested information is the "20% Cap Financial Disclosure"). Party B or the Depositor shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor's determination that led to the 20% Cap Disclosure Request.

      (v) So long as there are reporting obligations with respect to this Transaction under Regulation AB, upon the occurrence of a 20% Cap Disclosure Request, Party A, at its own expense, shall (i) provide the Depositor with the 20% Cap Financial Disclosure, (ii) secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to (A) provide the 20% Cap Financial Disclosure and (B) provide an indemnity to the Depositor, reasonably satisfactory to the Depositor, in relation to the 20% Cap Financial Disclosure or (iii) obtain a guaranty of Party A's obligations under this Agreement from an affiliate of Party A that is able to (A) provide the 20% Cap Financial Disclosure, such that disclosure provided in respect of the affiliate will, in the judgment of counsel to the Depositor, satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide 20% Cap Financial Disclosure and (B) provide an indemnity to the Depositor, reasonably satisfactory to the Depositor, in relation to the 20% Cap Financial Disclosure. If permitted by Regulation AB, any required 20% Cap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.

(m) Fully Paid Transactions. Notwithstanding the terms of Sections 5 and 6 of the Agreement, if at any time and so long as Party B shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of the Agreement and the Credit Support Annex and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section or the Credit Support Annex, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B (upon demand of Party B, or otherwise) any portion of any such payment or delivery: (i) the occurrence of an event described in Section 5(a) of the Agreement with respect to Party B shall not constitute an Event of Default or a Potential Event of Default with respect to Party B as the Defaulting Party; and
(ii) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 of the Agreement only as a result of the occurrence of a Termination Event set forth in (i) either Section 5(b)(i) or 5(b)(ii) of the Agreement with respect to Party A as the Affected Party or (ii) Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized representatives as of the date of the Agreement.

                                        Wells Fargo Bank, N.A., not in its
                                        individual capacity, but solely as
                                       Master Servicer, on behalf of Wells
         Credit Suisse                   Fargo Mortgage Backed Securities
         International                            2006-10 Trust

By:/s/ Louis J. Impellizeri              By:/s/ Jennifer L. Richardson
   ----------------------------             --------------------------------
   Name:  Louis J. Impellizeri              Name:  Jennifer L. Richardson
   Title: Authorized Signatory              Title: Assistant Vice President

By:/s/ Vittorio Scialoja
   ---------------------
   Name:  Vittorio Scialoja
   Title: Authorized Signatory

Solely for the purpose of paragraph Part 5(l))

Wells Fargo Asset Securities Corporation

By:/s/ Bradley A. Davis
   ----------------------
   Name: Bradley A. Davis
   Title: Vice President

[CREDIT SUISSE LOGO]             CREDIT SUISSE INTERNATIONAL
                                 One Cabot Square,       Telephone 020 7888 8888
                                 London E14 4QJ          www.credit-suisse.com

                              Facsimile Cover Sheet

To: Wells Fargo Bank, N.A., not in its individual capacity, but solely as Master Servicer, on behalf of the Wells Fargo Mortgage Backed Securities 2006-10 Trust

Attention:                          Heakyung Chung, CSIN Marketer

Fax number:                         To be hand delivered by Heakyung Chung

Date:                               28 July 2006

Pages (including cover page):       9

Our Reference No: External ID: 53136142N3 / Risk ID: 447500490 and 447500496

Credit Suisse International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, please arrange for the Confirmation to be signed by your authorised signatories and return a signed copy to this office to the facsimile listed below.

For Interest Rate Products:           For Equity Derivatives:
Telephone Numbers: (212) 538-9370     Telephone numbers: (212) 538-4437 /
                                                         (212) 538-8297 /
                                                         (212) 325-5119
Facsimile number:  (917) 326-8603     Facsimile number:  (212) 325-8173
Email: list.otc-inc-accept-ny@credit-suisse.com

For Credit Derivatives:
Telephone Numbers: (212) 538-9370
Facsimile number:  (917) 326-8603
Email: list.otc-inc-accept-ny@credit-suisse.com

We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

                                                      Registered Office as above
                Registered with unlimited liability in England under No. 2500199
                    Authorised and Regulated by the Financial Services Authority
                                                          VAT No: GB 447 0737 41

[CREDIT SUISSE LOGO]             CREDIT SUISSE INTERNATIONAL
                                 One Cabot Square,       Telephone 020 7888 8888
                                 London E14 4QJ          www.credit-suisse.com

                                                                    28 July 2006

Wells Fargo Bank, N.A., not in its individual capacity, but solely as Master Servicer, on behalf of the Trust created under the Pooling and Servicing Agreement in respect of the Wells Fargo Mortgage Backed Securities 2006-10 Trust (the "Wells Fargo Mortgage Backed Securities 2006-10 Trust")

External ID: 53136142N3

--------------------------------------------------------------------------------

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means Wells Fargo Bank, N.A., not in its individual capacity, but solely as Master Servicer, on behalf of the Wells Fargo Mortgage Backed Securities 2006-10 Trust.

      1. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

            This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 28 July 2006 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

            CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

      2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

                  Transaction Type:       Rate Cap Transaction

                  Notional Amount:        USD 50,000,000, subject to
                                          amortization as set out in the
                                          Additional Terms

                  Trade Date:             14 July 2006

                  Effective Date:         28 July 2006

                  Termination Date:       25 July 2018

            Fixed Amounts:

                  Fixed Rate Payer:       Counterparty

                  Fixed Rate Payer
                  Amount:                 USD [______]

                  Fixed Rate Payer
                  Payment Date:           28 July 2006

            Floating Amounts:

                  Floating Amount
                  Payer:                  CSIN

                  Floating Rate
                  Payer Period
                  End Dates:              The 25th of each month, commencing on
                                          25 August 2006, and ending on the
                                          Termination Date, inclusive, subject
                                          to No Adjustment to Period End Dates

                  Floating Rate Payer
                  Payment Dates:          One Business Day prior to the Floating
                                          Rate Payer Period End Dates

                  Cap Strike Rate:        5.40%

                  Floating Rate Option:   USD-LIBOR-BBA, subject to a maximum of
                                          8.90%

                  Designated Maturity:    1 month

                  Spread:                 None

                  Floating Rate
                  Day Count Fraction:     30/360

                  Reset Dates:            The first day of each Calculation
                                          Period

                  Compounding:            Inapplicable

                  Business Days:          New York

                  Calculation Agent:      CSIN

            3.    Account Details:

                        Payments to CSIN: As advised separately in writing

                        Payments to
                        Counterparty:     Wells Fargo N.A.
                                          ABA: 121-000-248
                                          Account Number: SAS Clearing
                                          Account Name: 3970771416
                                          FFC: 50936601

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent"), has acted as agent for CSIN. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

[CREDIT SUISSE LOGO]

                                ADDITIONAL TERMS

 Calculation Period up to but excluding the
   Period End Date scheduled to occur on:               Notional Amount:
-------------------------------------------------------------------------
               25-August-2006                          USD 50,000,000.00
             25-September-2006                         USD 49,892,450.99
              25-October-2006                          USD 49,751,902.25
              25-November-2006                         USD 49,578,375.84
              25-December-2006                         USD 49,371,935.72
              25-January-2007                          USD 49,132,696.07
              25-February-2007                         USD 48,860,821.43
               25-March-2007                           USD 48,556,526.84
               25-April-2007                           USD 48,220,077.83
                25-May-2007                            USD 47,851,790.22
                25-June-2007                           USD 47,452,029.85
                25-July-2007                           USD 47,021,212.17
               25-August-2007                          USD 46,559,801.72
             25-September-2007                         USD 46,068,311.40
              25-October-2007                          USD 45,547,301.72
              25-November-2007                         USD 44,997,379.84
              25-December-2007                         USD 44,419,198.54
              25-January-2008                          USD 43,813,454.98
              25-February-2008                         USD 43,180,889.47
               25-March-2008                           USD 42,522,284.00
               25-April-2008                           USD 41,838,460.69
                25-May-2008                            USD 41,130,280.17
                25-June-2008                           USD 40,398,639.81
                25-July-2008                           USD 39,644,471.83
               25-August-2008                          USD 38,868,741.37
             25-September-2008                         USD 38,072,444.40
              25-October-2008                          USD 37,256,605.63
              25-November-2008                         USD 36,422,276.20
              25-December-2008                         USD 35,570,531.48
              25-January-2009                          USD 34,702,468.64
              25-February-2009                         USD 33,849,113.36
               25-March-2009                           USD 33,010,219.76
               25-April-2009                           USD 32,185,546.05
                25-May-2009                            USD 31,374,854.46
                25-June-2009                           USD 30,577,911.18
                25-July-2009                           USD 29,794,486.26
               25-August-2009                          USD 29,024,353.60
             25-September-2009                         USD 28,267,290.86
              25-October-2009                          USD 27,523,079.39
              25-November-2009                         USD 26,791,504.17
              25-December-2009                         USD 26,072,353.77
              25-January-2010                          USD 25,365,420.27
              25-February-2010                         USD 24,670,499.21
               25-March-2010                           USD 23,987,389.53
               25-April 2010                           USD 23,315,893.51
                25-May-2010                            USD 22,655,816.75
                25-June-2010                           USD 22,006,968.04
                25-July-2010                           USD 21,369,159.38
               25-August-2010                          USD 20,742,205.91
             25-September-2010                         USD 20,125,925.81
              25-October-2010                          USD 19,520,140.32
              25-November-2010                         USD 18,924,673.65
              25-December-2010                         USD 18,339,352.93
              25-January-2011                          USD 17,764,008.16
              25-February-2011                         USD 17,198,472.19
               25-March-2011                           USD 16,642,580.66
               25-April-2011                           USD 16,096,171.91
                25-May-2011                            USD 15,559,087.01
                25-June-2011                           USD 15,031,169.66
                25-July-2011                           USD 14,512,266.18
               25-August-2011                          USD 14,002,225.42
             25-September-2011                         USD 13,606,525.56
              25-October-2011                          USD 13,218,891.47
              25-November-2011                         USD 12,839,182.08
              25-December-2011                         USD 12,467,258.70
              25-January-2012                          USD 12,102,984.98
              25-February-2012                         USD 11,746,226.89
               25-March-2012                           USD 11,396,852.64
               25-April-2012                           USD 11,054,732.71
                25-May-2012                            USD 10,719,739.73
                25-June-2012                           USD 10,391,748.52
                25-July-2012                           USD 10,070,636.00
               25-August-2012                           USD 9,756,281.18
             25-September-2012                          USD 9,480,954.49
              25-October-2012                           USD 9,211,741.94
              25-November-2012                          USD 8,948,531.84
              25-December-2012                          USD 8,691,214.40
              25-January-2013                           USD 8,439,681.75
              25-February-2013                          USD 8,193,827.86
               25-March-2013                            USD 7,953,548.54
               25-April-2013                            USD 7,718,741.37
                25-May-2013                             USD 7,489,305.73
                25-June-2013                            USD 7,265,142.71
                25-July-2013                            USD 7,046,155.14
               25-August-2013                           USD 6,832,247.48
             25-September-2013                          USD 6,681,618.36
              25-October-2013                           USD 6,534,817.43
              25-November-2013                          USD 6,391,767.35
              25-December-2013                          USD 6,252,392.21
              25-January-2014                           USD 6,116,617.49
              25-February-2014                          USD 5,984,370.02
               25-March-2014                            USD 5,855,578.00
               25-April-2014                            USD 5,730,170.95
                25-May-2014                             USD 5,608,079.66
                25-June-2014                            USD 5,489,236.24
                25-July-2014                            USD 5,373,574.01
               25-August-2014                           USD 5,261,027.55
             25-September-2014                          USD 5,201,059.18
              25-October-2014                           USD 5,142,818.81
              25-November-2014                          USD 5,086,267.58
              25-December-2014                          USD 5,031,367.35
              25-January-2015                           USD 4,978,080.78
              25-February-2015                          USD 4,926,371.29
               25-March-2015                            USD 4,876,203.02
               25-April-2015                            USD 4,827,540.83
                25-May-2015                             USD 4,780,350.32
                25-June-2015                            USD 4,734,597.76
                25-July-2015                            USD 4,690,250.10
               25-August-2015                           USD 4,647,275.00
             25-September-2015                          USD 4,645,825.05
              25-October-2015                           USD 4,644,400.08
              25-November-2015                          USD 4,642,999.64
              25-December-2015                          USD 4,641,623.33
              25-January-2016                           USD 4,640,270.74
              25-February-2016                          USD 4,638,941.46
               25-March-2016                            USD 4,637,635.11
               25-April-2016                            USD 4,636,351.29
                25-May-2016                             USD 4,635,089.62
                25-June-2016                            USD 4,633,849.73
                25-July-2016                            USD 4,632,631.24
               25-August-2016                           USD 4,631,404.74
             25-September-2016                          USD 4,630,199.73
              25-October-2016                           USD 4,629,015.83
              25-November-2016                          USD 4,627,852.69
              25-December-2016                          USD 4,626,709.95
              25-January-2017                           USD 4,625,587.26
              25-February-2017                          USD 4,624,484.27
               25-March-2017                            USD 4,623,400.66
               25-April-2017                            USD 4,622,336.08
                25-May-2017                             USD 4,621,290.22
                25-June-2017                            USD 4,620,262.75
                25-July-2017                            USD 4,619,253.35
               25-August-2017                           USD 4,618,261.72
             25-September-2017                          USD 4,617,287.55
              25-October-2017                           USD 4,616,330.54
              25-November-2017                          USD 4,615,390.40
              25-December-2017                          USD 4,614,466.84
              25-January-2018                           USD 4,613,559.57
              25-February-2018                          USD 4,612,668.31
               25-March-2018                            USD 4,611,792.79
               25-April-2018                            USD 4,610,932.74
                25-May-2018                             USD 4,610,087.88
                25-June-2018                            USD 4,609,257.97
                25-July-2018                            USD 4,608,442.74

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                      Yours faithfully,

                                      Credit Suisse International

                                      By:/s/ Louis J. Impellizeri
                                         ---------------------------
                                         Name: Louis J. Impellizeri
                                         Title: Authorized Signatory

Confirmed as of the date first written above:

Wells Fargo Bank, N.A., not in its individual capacity, but solely as Master Servicer, on behalf of the Wells Fargo Mortgage Backed Securities 2006-10 Trust

By:/s/ Jennifer L. Richardson
   -------------------------------
   Name: Jennifer L. Richardson
   Title: Assistant Vice President

Our Reference No: External ID: 53136142N3 / Risk ID: 447500490 and 447500496